                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report (Date of earliest event
reported):
                                January 15, 1998

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)


      New Jersey                        33-85234                    22-2665282
(State or other juris-                 (Commission                (IRS Employer
diction of incorporation)              File Number)               Identification
                                                                      Number)


7000 Boulevard East, Guttenberg, New Jersey                             07093
(Address of principal executive office)                               (Zip Code)


Registrant's telephone number including area code-      (201) 854-7777


                                 Not Applicable
         (Former name and former address, as changed since last report)

Item 5.           Other Events.

                  On January 15, 1998, KTI, Inc., a New Jersey corporation
(the Company or the Registrant) purchased Vel-A-Tran Recycling, Inc., a Massachusetts corporation ("Vel-A-Tran") for cash in the amount of $1.1 million. The Company is purchasing Vel-A-Tran subject to existing funded debt of $150,000.

                  Vel-A-Tran has its headquarters in Billerica, Massachusetts. Vel-A-Tran is in the business of recycling high-grade paper and fiber products in the New England area. The Company expects to consolidate Vel-A-Tran's operations into the Company's facilities in Charlestown, Massachusetts.

                  Vel-A-Tran had revenues of approximately $1 million in 1997.

         ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


         (c) Exhibits.

         Exhibit Number    Description


         4.1 SECURITIES PURCHASE AGREEMENT dated as of January 1, 1998, by and among Vel-A-Tran Recycling, Inc., a Massachusetts corporation ("Vel-A-Tran"), Raymond Vellucci ("Raymond Vellucci" or the "Seller") and KTI Recycling of New England, Inc., a Delaware corporation (the "Buyer"). The exhibits to the SECURITIES PURCHASE AGREEMENT do not contain information which is material to an investment decision.

         4.2      News Release dated January 15, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            KTI, Inc.
                                            (the Registrant)



Dated:            January 15, 1998          By:    /s/ Martin J. Sergi
                                               -----------------------
                                            Name:    Martin J. Sergi
                                            Title:   President